UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

 April 8, 2019 (April 2, 2019)

GSV CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-35156	27-4443543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 California Street, 6th Floor

San Francisco, CA 94104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 235-4769

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As reported by GSV Capital Corp. (the “Company”) in its Form 12b-25 filed with the Securities and Exchange Commission (“SEC”) on March 18, 2019 (the “Form 12b-25”), the Company was unable to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Form 10-K”) within the prescribed time period without unreasonable effort or expense because the Company’s independent directors retained independent counsel to conduct a review of certain operational and administrative activities (the “Internal Review”). The Internal Review is not yet complete and, as a result, the Company was unable to file the Form 10-K by April 2, 2019 – the deadline for filing the Form 10-K prescribed by Rule 12b-25 under the Securities Exchange Act of 1934, as amended.

The Company expects to complete the required filing of the Form 10-K with the SEC as soon as practicable after completion of the Internal Review. Importantly, the Company does not expect the Internal Review to result in any change to the Company’s financial statements or results of operations that were reported in its earnings release on March 14, 2019.

On April 2, 2019, the Company received a notice (the “Notice”) from the Nasdaq Listing Qualifications department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that because the Company had not yet filed the Form 10-K, the Company is no longer in compliance with Nasdaq Listing Rule 5250(c)(1). Nasdaq Listing Rule 5250(c)(1) requires listed companies to timely file all required periodic financial reports with the SEC. The Notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market.

The Notice states that the Company has 60 calendar days to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rules. If Nasdaq accepts the Company's plan, then Nasdaq may grant the Company up to 180 calendar days from the prescribed due date for filing the Form 10-K (which would be September 16, 2019), to regain compliance. If Nasdaq does not accept the Company's plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

The Company expects to file the Form 10-K with the SEC prior to the due date of such plan to regain compliance with the Nasdaq Listing Rules. If completion of the Internal Review is delayed and the Company cannot file the Form 10-K with the SEC prior to such due date, the Company intends to submit such plan to Nasdaq within the timeline prescribed by Nasdaq to regain compliance with the Nasdaq Listing Rules.

On April 8, 2019, the Company issued a press release announcing its receipt of the Notice. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated April 8, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2019	GSV CAPITAL CORP.

	By:	/s/ Allison Green
Allison Green SVP Finance, Controller, Treasurer and Secretary